SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2009

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 30, 2009, USA Technologies, Inc. (“USAT”) entered into a Master Purchase Agreement (“MPA”) with Foodbuy, LLC (“Foodbuy”), the procurement company for Compass Group USA, Inc. (“Compass”) and other customers. As per its website, Compass is a $9 billion organization with locations throughout the US, Mexico and Canada, is the leader in vending, foodservice management and support services, is the largest national vending operating company, operating 150 branches and 18,500 client sites, and is one of the leading owners and operators of vending machines in the United States. Compass is a division of UK-based Compass Group PLC.

The MPA provides, among other things, that for a period of thirty-six months, Foodbuy on behalf of Compass shall utilize USAT as the sole credit or debit card vending system hardware and related software and connect services provider for not less than seventy-five percent of the vending machines of Compass utilizing cashless payments solutions. The MPA also provides that for a period of thirty-six months, USAT shall be a preferred supplier and provider to Foodbuy and its customers, including Compass, of USAT’s products and services. The MPA provides for initial pricing for the e-Port hardware and monthly service and DEX telemetry fees at USAT’s standard pricing. Foodbuy’s customers have the right under the MPA to acquire USAT’s G-8 or Edge e-Port devices through USAT’s Quick Start Program. The MPA also provides for the ability of the customer to obtain  DEX telemetry services from USAT in connection with vending machines utilizing the e-Port devices.

On July 1, 2009, USAT and Compass, in conjunction with the MPA described above, entered into a Quick Start Master Lease Agreement pursuant to which Compass could purchase USAT’s G-8 or Edge e-Port devices utilizing USAT’s Quick Start Program. The Quick Start Program enables Compass to acquire USAT’s e-Port through a 36 month non-cancellable lease. Under the Quick Start Program, Compass will pay USAT a monthly amount, per terminal, that includes the lease of the e-Port hardware and activation fee. The total monthly payment due under the Quick Start Program would be deducted by USAT directly out of the gross revenues generated from the Compass vending machines. Compass would be able to utilize the Quick Start Program to acquire e-Ports during the three year term of the Master Purchase Agreement referred to above.

On July 1, 2009, USAT and Compass, in conjunction with the MPA described above, also entered into a new three year e-Port Connect Services Agreement pursuant to which USAT will provide Compass with all card processing, data, network, communications and financial services, and DEX telemetry data services required in connection with all Compass vending machines utilizing e-Ports.

Under these agreements, all monthly amounts due to USAT by Compass and other Foodbuy customers will be deducted by USAT directly out of the gross revenues generated from the vending machines. These amounts will include monthly service fees, transaction processing fees, activation fees, and if applicable, Quick Start Program lease payments.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: July 14, 2009	By: /s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer